Exhibit 10.3

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on December 10, 2020, by and between GigCapital3, Inc., a Delaware corporation (the “Company”), and BP Technology Ventures, Inc. (“Subscriber”).

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into that certain Business Combination Agreement, dated as of the date of this Subscription Agreement (the “Business Combination Agreement”), among the Company, Lightning Systems, Inc., a Delaware corporation (“Lightning”), and Project Power Merger Sub, Inc., a Delaware corporation, providing for the combination of the Company and Lightning (the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into Subscription Agreements with certain investors in substantially the form attached to the Business Combination Agreement (the “Notes Subscription Agreements”), pursuant to which such investors, upon the terms and subject to the conditions set forth in the Notes Subscription Agreements, shall purchase from the Company, and the Company shall issue to such investors, (i) $100,000,000 of unsecured promissory notes convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a conversion price of $11.50 in accordance with the terms thereof (the “Convertible Notes”), and (ii) warrants to purchase up to 8,695,652 shares of Common Stock for a per share exercise price of $11.50 (the transactions described in the foregoing clauses (i) and (ii), collectively, the “Notes Financing”), in each case to be consummated concurrently with the Transaction; and

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, immediately prior to the consummation of the Transaction, that number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”). The Company hereby expressly covenants and agrees that the Purchase Price shall be used exclusively for the Transaction.

2. Closing.

a. The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transactions (the “Closing Date”) immediately prior to or concurrently with the consummation of the Transaction.

b. At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days after receiving the Closing Notice, Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber. Subscriber shall deliver to the Company, on or prior to 8:00 a.m. (Eastern time) (or as soon as practicable after the Company or its transfer agent delivers evidence of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date) on the Closing Date the Purchase Price in cash via wire transfer to the account specified in the Closing Notice against (and concurrently with) delivery by the Company to Subscriber of (i) the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within one (1) Business Day after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than two (2) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

c. The Closing shall be subject to the satisfaction or valid waiver (to the extent a valid waiver is capable of being issued) by the Company, on the one hand, or the Subscriber, on the other, of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of the Company’s stockholders, shall have been satisfied or waived, and the closing of the Transaction shall be scheduled to occur concurrently with or immediately following the Closing;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining, prohibiting or enjoining consummation of the transactions contemplated hereby (except in the case of a governmental authority located outside the United States where such judgment, order, law, rule or regulation would not be reasonably expected to have a Company Material Adverse Effect (as defined below)); and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition (except in the case of a governmental authority located outside the United States where such restraint or prohibition would not be reasonably expected to have a Company Material Adverse Effect); and

(iv) all conditions precedent to the closing of the Notes Financing set forth in the Notes Subscription Agreements shall have been satisfied or waived, and the Closing shall occur concurrently with the closing of the Notes Financing.

d. The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber contained in this Subscription Agreement as of the Closing; and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Company to consummate the Closing.

e. The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) there shall have been no amendment, waiver or modification to the Transaction Agreement that materially and adversely affects the Company; and

(iv) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the results of operations, or business of the Company or Lightning.

f. Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3. Company Representations and Warranties. For purposes of this Section 3, the term “Company” shall refer to the Company as of the date hereof and, for purposes of only the representations contained in subsections (f), (i), (k) and (n) of this Section 3 and to the extent such representations and warranties are made as of the Closing Date, the combined company after giving effect to the Transaction as of the Closing Date. The Company represents and warrants to Subscriber that:

a. The Company (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, has a material adverse effect on the business, financial condition, prospects or results of operations of the Company and its subsidiaries, taken together as a whole (on a consolidated basis).

b. The Subscribed Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents or the laws of the State of Delaware.

c. The Subscribed Shares are not, and following the Closing, will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the undersigned to pledge, sell, assign or otherwise transfer the Shares under any organizational document, policy or agreement of, by or with the Company, but excluding the restrictions on transfer described in Section 4(e) of this Subscription Agreement with respect to the status of the Shares as “restricted securities” pending their registration for resale under the Securities Act of 1933, as amended (the “Securities Act”) in accordance with the terms of this Subscription Agreement.

d. This Subscription Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

e. The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

f. Assuming the accuracy of the representations and warranties of the Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the New York Stock Exchange or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 5 below, (iii) those required by the New York Stock Exchange, including with respect to obtaining stockholder approval, (iv) those required to consummate the Transaction as provided under the Transaction Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

g. As of their respective dates, all reports required to be filed by the Company with the United States Securities and Exchange Commission (“Commission”)(the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

h. As of the date hereof and as of immediately prior to the Closing, the authorized share capital of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of the Closing Date (and immediately after the consummation of the Transaction), the authorized share capital of the Company will consist of 250,000,000 shares of Common Stock and 1,000,000 Preferred Shares. As of the date hereof and as of immediately prior to the Closing: (i) 25,893,479 shares of Common Stock and no Preferred Shares were issued and outstanding; (ii) 15,670,108 warrants, each exercisable to purchase a whole share of Common Stock at $11.50 per full share (the “Warrants”), were issued and outstanding; and (iii) no Common Stock was subject to issuance upon exercise of outstanding options. As of the date hereof, the Company had no outstanding long-term indebtedness (other than fees payable under the business combination marketing agreement entered into in connection with its initial public offering) and will not have any long-term indebtedness immediately prior to the Closing; provided, that the Company shall consummate the Notes Financing concurrently with the Closing and the terms and conditions of the Note Financing shall be consistent with the provisions of the term sheet for the Note Financing attached hereto as Exhibit A. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to preemptive rights and (ii) issued and outstanding Warrants and Rights constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. As of the date hereof, except as set forth above and pursuant to the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by the Company in connection with the Company’s initial public offering on May 13, 2020 pursuant to which the Company’s sponsor and the Company’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Transaction Agreement. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Subscribed Shares.

i. Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

j. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the New York Stock Exchange under the symbol “GIK” (it being understood that the trading symbol will be changed in connection with the Transaction). There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the New York Stock Exchange or the Commission with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on the New York Stock Exchange. The Company has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act.

k. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

l. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares.

m. Except for the Placement Agent (as defined below), no broker or finder is entitled to any brokerage or finder’s fee or commission from the Company solely in connection with the sale of the Subscribed Shares to Subscriber.

n. Except for such matters as have not had a Company Material Adverse Effect, the Company is, and has been since its inception, in compliance with all state and federal laws applicable to the conduct of its business. The Company has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, lawsuit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company and the Placement Agent that:

a. Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

c. The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Annex A hereto and an “institutional account” as defined in FINRA Rule 4512(c), (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and

Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

e. Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any book-entry position or certificates representing the Subscribed Shares shall contain a legend to such effect. Subscriber acknowledges that the Subscribed Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Subscribed Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

Each book entry for the Subscribed Shares shall contain a notation, and each certificate (if any) evidencing the Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

f. Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, any other party to the Transaction or any other person or entity (including the Placement Agent), expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

g. In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and the Transaction (including Lightning and its respective subsidiaries (collectively, the “Acquired Companies”)). Without limiting the generality of the foregoing, Subscriber acknowledges that Subscriber has reviewed the Company’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber acknowledges and agrees that none of Oppenheimer & Co. Inc. and Nomura Securities International, Inc., each acting as a placement agent to the Company (the “Placement Agent”), nor any affiliate of the Placement Agent has provided

Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to the Company or the Acquired Companies or the quality or value of the Subscribed Shares and the Placement Agent and any of its respective affiliates may have acquired non-public information with respect to the Company or the Acquired Companies which Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Shares to Subscriber, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to Subscriber.

h. Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company or by means of contact from the Placement Agent, Lightning and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons (such parties referred to collectively as “Representatives”). The Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, the Placement Agent, Lightning and/or their respective Representatives. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, the Placement Agent, Lightning and/or their respective Representatives), other than the representations and warranties contained in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means, and none of the Company, the Placement Agent, Lightning or their respective Representatives acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

i. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision.

j. Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

k. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

l. Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC, or a person or entity prohibited by any OFAC sanctions program, or a person or entity whose property and interests in property subject to U.S. jurisdiction are otherwise blocked under any U.S. laws, Executive Orders or regulations, (ii) a person or entity listed on the Sectoral Sanctions Identifications (“SSI”) List maintained by OFAC or otherwise determined by OFAC to be subject to one or more of the Directives issued under Executive Order 13662 of March 20, 2014, or on any other of the OFAC Consolidated Sanctions Lists, (iii) an entity owned, directly or indirectly, individually or in the aggregate, 50 percent or more by one or more persons described in subsections (i) or (ii), (iv) a person or entity named on the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”) Denied Persons List, Entity List, or Unverified List (“BIS Lists”) (collectively with (i) through (iv), a “Restricted Person”) or (v) a

non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC and BIS sanctions programs, including for Restricted Persons, and otherwise to ensure compliance with all applicable sanctions and embargo laws, statutes, and regulations. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

m. Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Agreement.

n. If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, the Subscriber represents and warrants that neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

o. Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2(b) of this Subscription Agreement.

p. No disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Subscribed Shares. The Placement Agent and each of its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Subscribed Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company. In connection with the issue and purchase of the Common Stock, the Placement Agent has not acted as the Subscriber’s financial advisor or fiduciary.

q. Subscriber agrees that, notwithstanding Section 8(i) of this Subscription Agreement, the Placement Agent may rely upon the representations and warranties made by Subscriber to the Company in this Subscription Agreement.

5. Registration of Subscribed Shares.

a. The Company agrees that, within forty five (45) calendar days after the consummation of the Transaction (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Subscribed Shares, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 120th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Subscribed Shares, until the earliest of (i) the date on which the Subscribed Shares may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which such Subscribed Shares have actually been sold and (iii) the date which is two years after the Closing. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 5.

b. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

c. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), and its officers, directors and agents, and each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a freewriting prospectus (as defined in Rule 405) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 5(b) of this Subscription Agreement. The Company shall notify such Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares by such Subscriber.

d. If the total number of shares of Common Stock that the Subscriber and any other person(s) intend to include in an underwritten offering exceeds the number of shares of Common Stock that can be sold in an underwritten offering without being likely to have an adverse effect on the price, timing or distribution of shares of the Common Stock offered or the market for the shares of Common Stock, then the shares of Common Stock to be included in such offering shall include the number of shares of Common Stock that the managing underwriter of the offering advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company or other party or parties requesting or initiating such registration or to any other holder of securities of the Company having rights of registration pursuant to an existing registration rights agreement and (ii) second, by the Subscriber who has requested participation in such underwritten offering and by the other holders of shares of Common Stock with registration rights entitling them to participate in such underwritten offering, allocated among the Subscriber and other holders pro rata on the basis of the number of shares of Common Stock proposed to be sold by each applicable holder in such underwritten offering (based, for each such participant, on the percentage derived by dividing (x) the number of shares of Common Stock proposed to be sold by such participant in such underwritten offering by (y) the aggregate number of shares of Common Stock proposed to be sold by all participants in such underwritten offering) or in such manner as they may agree.

e. Subscriber shall indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation. Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which such Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares by such Subscriber.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the Company and the Subscriber to terminate this Subscription Agreement, (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived (to the extent a valid waiver is capable of being issued) by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated, or (d) June 30, 2021 (the “Outside Date”); provided, that nothing herein will relieve any party from liability for any willful breach hereof (including, for the avoidance of doubt, a Subscriber’s willful breach of Section 2(c) of this Subscription Agreement with respect to its representations, warranties and covenants as of the date of the Closing) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof.

7. Trust Account Waiver. Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (iii) will not seek recourse against the Trust Account for any reason whatsoever; provided however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of any redemptions by Subscriber of its shares of public Common Stock of the Company acquired by any means other than pursuant to this Subscription Agreement. Subscriber agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscribed Shares regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Each Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Subscribed Shares pursuant to the Company’s organizational documents in connection with the Transaction or any other business combination, any subsequent liquidation of the Trust Account, the Company or otherwise. In the event Subscriber has any claim against the Company as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscribed Shares, it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account.

8. Miscellaneous.

a. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 8(a), (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(a).

b. Subscriber acknowledges that the Company and others (including Placement Agent) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agent if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and others (including Placement Agent) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

c. Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

d. Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

e. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Subscriber) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief.

f. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g. The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures provided that Company agrees to keep any such information provided by Subscriber confidential.

h. This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, that this Subscription Agreement may be amended, modified, waived or terminated with the written consent of the Company and the Subscriber then holding a majority of the Subscribed Shares then committed to be purchased at the Closing by (or, if after the Closing, then held by) the Subscriber (the “Required Subscriber”), and provided further, that Section 4, this Section 8(h) and Section 8(j) of this Subscription Agreement may not be amended, terminated or waived in a manner that is material and adverse to the Placement Agent without the written consent of the Placement Agent. Upon the effectuation of such waiver, modification, amendment or termination with the consent of the Required Subscriber (and if required, the Placement Agent) in conformance with this Section 8(h), such amendment, modification, waiver or termination shall be binding on the Subscriber and effective as to all of this Subscription Agreement. The Company shall promptly give written notice thereof to Subscriber if Subscriber has not previously consented to such amendment, modification, waiver or termination in writing; provided that the failure to give such notice shall not affect the validity of such amendment, modification, waiver or termination. Notwithstanding anything to the contrary herein, (i) no amendment, modification or waiver shall be effective against the Subscriber unless such amendment, modification or waiver applies to the Subscriber, (ii) any amendment, modification or waiver that has a disproportionate effect on a Subscriber (considered apart from any disproportionate effect owing to the number of Subscribed Shares held by such Subscriber), shall require the consent of such Subscriber, (iii) any amendment to Section 3(i), Section 5, or Section 6 (to extend the Outside Date beyond June 30, 2021) of this Subscription Agreement and (iv) any amendment, modification or other change that alters the Per Share Purchase Price, the Purchase Price, or the number of Subscribed Shares shall require the consent of the undersigned Subscriber.

i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, except that any confidentiality agreement with respect to the undersigned or its affiliates shall remain in full force and effect.

j. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. The parties hereto agree that the Placement Agent is an express third-party beneficiary of its express rights in Section 3, Section 4, Section 8(h) and this Section 8(j) of this Subscription Agreement. Each of the parties hereto shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Subscriber to fund the Purchase Price and cause the Closing to occur if the conditions in Section 2(c) this Subscription Agreement have been satisfied or, to the extent permitted by applicable law, waived. Each party hereto further agrees that the none of the parties hereto or the Placement Agent shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8(j), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument

k. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

l. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

n. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

o. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

p. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the state courts of New York or in the federal courts located in the state and county of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this subscription agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 8(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

q. This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

r. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees or the Placement Agent. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Subscriber or any affiliate or investment advisor of Subscriber, or include the name of Subscriber or any affiliate or investment advisor of Subscriber in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under New York Stock Exchange regulations, in which case the Company shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

GIGCAPITAL3, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi S. Katz
Title: Chief Executive Officer

Address for Notices: 1731 Embarcadero Road, Suite 200 Palo Alto, California 94303

Signature Page to GigCapital3, Inc. Subscription Agreement

SUBSCRIBER:
Signature of Subscriber:

By:	/s/ Craig Coburn
Name: Craig Coburn
Title:	Director
Date: 10 December 2020
Name of Subscriber:
BP Technology Ventures Inc

(Please print. Please indicate name and
capacity of person signing above)
Name in which shares are to be registered
(if different):
Email Address:

Subscriber’s EIN:
USA

Jurisdiction of residency:

Number of Subscribed Shares subscribed for:	2,500,000
Price Per Subscribed Share:		$10.00
Aggregate Purchase Price:	$25,000,000

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

Signature Page to GigCapital3, Inc. Subscription Agreement

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

☐	Subscriber is a “institutional investor” (as defined in FINRA Rule 2111).

C.	ACCREDITED INVESTOR STATUS (Please check the box)

☐

Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

D.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:
☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;
☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included

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as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;
☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or
☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests or one of the following tests.

[Specify which tests: ]

SUBSCRIBER:
Print Name:
By:
Name:
Title:

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EXHIBIT A

Note Financing Term Sheet

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Exhibit A

Indicative Term Sheet – Convertible Note Offering

Convertible Note Offering (the “Convertible Note”)

Issuer / Ticker:	Lightning eMotors (“ZEV”, the “Company”)

Ranking:	Senior Unsecured

Offering Size:	$75 to $100 million (funded at closing of the business combination)

Maturity Date:	January 15, 2024

Issue Price (% of Par):	100.0%

Coupon Rate:	7.50%

Conversion Price:	$11.50

Early Issuer Conversion Feature:

After year 1, ZEV may force conversion

if share price exceeds 120% of the conversion price ($13.80), provided that the Company’s average daily market value of common stock traded for the preceding 30 trading day period exceeds $3.0 million

Make-Whole Upon Early Issuer Conversion by ZEV:	Yes, gross cash interest payable to maturity payable in cash or common stock

Make-Whole Upon Voluntary Conversion by Investors:	Yes, one year of interest prepayment until January 15, 2023, declining to zero ratably thereafter

Settlement Upon Conversion:	All stock

Customary Adjustments:	Customary adjustments excluding securities issued as part of the business combination

Accounts Receivable Facility Carve-Out:	The Company may secure up to a $5.0 million accounts receivable facility without breaching the Debt Incurrence Covenant

Debt Incurrence Covenant:	If ZEV incurs any additional indebtedness, the Company is required to repay the (i) Convertible Note principal amount outstanding in full and, (ii) if the debt is assumed prior to January 15, 2023, one year of interest prepayment or if the debt is assumed after January 15, 2023, the remaining interest payable to maturity. Further, the Company must provide investors with Warrants in an equal amount to the shares underlying the Convertible Note and with similar characteristics as the Convertible Note (i.e., $11.50 = Strike Price; January 15, 2024 expiration date)

Additional Warrants:	Convertible Note investors will also receive Warrants in equal proportion as the total shares underlying the Convertible Note. The Warrants will have an $11.50 Strike Price and a January 15, 2026 expiration date.

Note: indicative term sheet for a proposed 4(a)(2) offering with resale eligibility immediately under 144A

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